UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 28, 2013

CUBIST PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices, including Zip Code)

(781) 860-8660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 Other Events.

(a)           On August 29, 2013, Cubist Pharmaceuticals, Inc. (“Cubist” or the “Company”) issued a press release announcing a voluntary recall of four lots of CUBICIN® (daptomycin for injection) due to the presence of particulate matter found in a number of vials from these lots.  No adverse events have been reported to date in association with a product complaint of vials containing glass particulates.  A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

An internal investigation by Cubist has preliminarily identified the root cause as a manufacturing issue with a single production line at one of Cubist’s third party CUBICIN drug product manufacturers.  Cubist has suspended all manufacturing with the supplier until corrective and preventative measures have been taken. Cubist does not expect that this recall will interfere with the ongoing supply of CUBICIN or that this recall will have a material financial impact on the company.

(b)           On August 28, 2013, Cubist also received a Paragraph IV Notice Letter from Strides, Inc., on behalf of Agila Specialties Private Limited (collectively, “Strides”), notifying Cubist that Strides had submitted an Abbreviated New Drug Application (“ANDA”) to the U.S. Food and Drug Administration (“FDA”) for approval to market a generic version of CUBICIN.  CUBICIN is currently protected by six FDA Orange Book-listed patents, which expire between 2016 and 2028. Strides’ Notice Letter states that its Paragraph IV Certification alleges that five Orange Book-listed patents are invalid, unenforceable and/or not infringed by Strides’ ANDA. Cubist intends to file a complaint alleging infringement within the required 45-day response period of the Hatch-Waxman Act. Once a suit is filed, a 30-month stay of approval will be imposed by the FDA on Strides’ ANDA.

By filing the information contained in this Current Report on Form 8-K, the Company makes no admission as to the materiality of any information in this report. The information contained in the in this report and the exhibit hereto is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report or the exhibit hereto, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosure.

Cubist Safe Harbor Language

This Current Report on Form 8-K includes forward-looking statements, including those addressing our expectations regarding the recall of four lots of CUBICIN described in this report, the potential for adverse events, the impact on CUBICIN supply, the financial implications to Cubist from the recall, and our plans to file a patent infringement lawsuit and enforce our intellectual property rights for CUBICIN.  Each forward-looking statement contained in this report is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement.  Applicable risks and uncertainties include, among others, complexities, challenges, and unanticipated issues involved in manufacturing and supply chain management; performance and reliance on third party manufacturers; reputational implications from the recall; whether the FDA or other regulatory authorities determine to take additional corrective or disciplinary actions against Cubist; the ability of the Company to timely file a patent infringement lawsuit; adverse results of any litigation that Cubist files to defend and/or assert its patents; other risks common to the industry, including risks common to intellectual property and patent protection and maintenance in general and with respect to intellectual property and patents in the industry; and the risks identified under the heading “Risk Factors” in Part II, Item 1A of Cubist’s Quarterly Report on Form 10-Q for the three months ended June 30, 2013, and filed with the Securities and Exchange Commission, as well as the other information we file with the SEC.  The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this report.  Investors are encouraged to read Cubist’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this report speak only as of its date, and Cubist undertakes no obligation to update or revise any of these statements. The Company’s business is subject to substantial risks and uncertainties, including those referenced above.  Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits

99.1                   Press Release dated August 29, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cubist Pharmaceuticals, Inc.

By:	/S/ THOMAS J. DESROSIER
Name:	Thomas DesRosier
Title:	Senior Vice President, Chief Legal Officer, General Counsel and Secretary

Date: August 29, 2013

EXHIBIT INDEX

99.1                        Press Release dated August 29, 2013.